                                                           EXHIBIT 11


                           GENERAL SEMICONDUCTOR, INC.
              EXHIBIT 11 - CALCULATION OF EARNINGS (LOSS) PER SHARE
                     (in Thousands Except Per Share Amounts)
                                   (unaudited)

                                                                              Three Months Ended     Six Months Ended
                                                                                    June 30,             June 30,
                                                                              -------------------   -------------------
                                                                                1997       1996       1997       1996
                                                                              --------   --------   --------   --------
PRIMARY:
      Income (loss) from continuing operations                                $ (9,416)  $ 14,601   $ (8,709)  $ 26,818
      Income (loss) from discontinued operations - net                           1,234    (72,690)    18,210    (53,742)
                                                                              --------   --------   --------   --------
      Net income (loss)                                                       $ (8,182)  $(58,089)  $  9,501   $(26,924)
                                                                              ========   ========   ========   ========
      Weighted average common shares outstanding                                34,267     31,797     34,248     31,626
      Incremental shares under stock option plans                                  166        305        146        223
                                                                              --------   --------   --------   --------
      Weighted average common and common equivalent
           shares outstanding                                                   34,433     32,102     34,394     31,849
                                                                              ========   ========   ========   ========
      Primary earnings (loss) per share:
       Continuing operations                                                  $  (0.27)  $   0.45   $  (0.25)  $   0.84
       Discontinued operations                                                    0.03      (2.26)      0.53      (1.69)
                                                                              --------   --------   --------   --------
                                                                              $  (0.24)  $  (1.81)  $   0.28   $  (0.85)
                                                                              ========   ========   ========   ========
FULLY DILUTED:

      Income (loss) from continuing operations                                $ (9,416)  $ 14,601   $ (8,709)  $ 26,818

      Interest and amortization of debt issuance costs related to the
        Convertible Junior Subordinated Notes, net of income tax effects           381        901        829      1,785
                                                                              --------   --------   --------   --------
       Adjusted income (loss) from continuing operations                      $ (9,035)  $ 15,502   $ (7,880)  $ 28,603
                                                                              ========   ========   ========   ========

      Income (loss) from discontinued operations - net                        $  1,234   $(72,690)  $ 18,210   $(53,742)

      Interest and amortization of debt issuance costs related to the
        Convertible Junior Subordinated Notes, net of income tax effects         1,500      3,119      2,933      6,309
                                                                              --------   --------   --------   --------

       Adjusted  income (loss) from discontinued operations - net             $  2,734   $(69,571)  $ 21,143   $(47,433)
                                                                              ========   ========   ========   ========

      Weighted average common shares outstanding                                34,267     31,797     34,248     31,626
      Incremental shares under stock option plans                                  242        305        239        269
      Incremental shares attributable to Convertible
        Junior Subordinated Notes                                                2,399      4,882      2,399      5,043
                                                                              --------   --------   --------   --------

      Adjusted weighted average shares outstanding                              36,908     36,984     36,886     36,938
                                                                              ========   ========   ========   ========
      Fully Diluted earnings (loss) per share:
       Continuing operations                                                  $  (0.24)  $   0.42   $  (0.21)  $   0.77
       Discontinued operations                                                    0.07      (1.88)      0.57      (1.28)
                                                                              --------   --------   --------   --------
                                                                              $  (0.17)  $  (1.46)  $   0.36   $  (0.51)
                                                                              ========   ========   ========   ========

Note: The computations of primary and fully diluted earnings (loss) per share assume incremental shares under stock option plans using the treasury stock method